EXHIBIT 99.1

Unrivaled Brands Reports Average 96% Consolidated Stockholder Voting Support

SANTA ANA, Calif., Dec. 6, 2023 (GLOBE NEWSWIRE) – Unrivaled Brands, Inc. (OTCQB: UNRV) (“Unrivaled,” “Unrivaled Brands,” “Company,” “we” or “us”), a cannabis company with operations throughout California, is pleased to announce the successful outcome of its 2023 annual meeting of Stockholders held on December 5, 2023 (“Annual Meeting”), which was conducted via telecast.

At the Annual Meeting, stockholders demonstrated overwhelming support for key proposals, reflecting their confidence in the Company’s direction and leadership. The following proposals were approved by the stockholders:

1.

The proposal to approve and adopt the Agreement and Plan of Merger, dated October 9, 2023, by and among the Company, Blum Holdings, Inc., a newly formed Delaware corporation (“Blüm”), and Blum Merger Sub, Inc., which provides for our reorganization into a Delaware holding company, with the Company becoming a wholly owned subsidiary of Blüm and the current stockholders of the Company becoming stockholders of Blüm (the “Reorganization”).

2.

The proposal to approve the amendment of our articles of incorporation to effect a reverse stock split of all outstanding shares of our common stock at an exchange ratio between 1-for-70 to 1-for-100, with the exact ratio to be determined by our Board of Directors (the “Board”) in its discretion.

3.	The proposal to elect Sabas Carrillo, Matthew Barron, and James Miller to serve as directors on the Board.

4.	The proposal to approve the compensation of our named executive officers through a non-binding advisory vote, commonly referred to as “say-on-pay.”

5.	The proposal to vote on the desired frequency of future non-binding advisory votes on executive officer compensation through a non-binding, advisory vote.

6.	The proposal to ratify Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2023.

7.

The proposal to approve the adjournment of the Annual Meeting from time to time to a later date or dates, if necessary and appropriate, under certain circumstances, including for the purpose of soliciting additional proxies in favor of one or more of the foregoing proposals.

Tracy McCourt, the Inspector of Election, has certified all voting results for the Annual Meeting. The final tabulation indicates that out of the 774,998,097 shares of common stock and 14,071,431 shares of Series V preferred stock entitled to vote, the Company received an average of 96% voting support from stockholders approving all seven (7) proposals.

The official voting results for each item voted on by stockholders will be disclosed in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission (the “SEC”).

Unrivaled Brands Chief Executive Officer, Sabas Carrillo said, “We are delighted by the resounding support shown by our stockholders at the Annual Meeting. These results reflect the shared vision we have for Unrivaled Brands, soon to be Blüm. Moreover, our pursuit of a significant acquisition opportunity underscores our commitment to growth.”

1

About Unrivaled Brands

Unrivaled Brands is a company focused on the cannabis sector with operations in California. Unrivaled Brands operates four dispensaries and direct-to-consumer delivery, a cultivation facility, and several leading company-owned brands. Korova, an Unrivaled Brand, is known for its high potency products across multiple product categories, including the legendary 1000 mg THC Black Bar.

For more info, please visit: https://unrivaledbrands.com.

Cautionary Note Regarding Forward Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. The Company uses words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. These include statements regarding management’s intentions, plans, beliefs, expectations, or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. Such forward-looking statements are based on the Company’s current expectations based on information currently available and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors.  No forward-looking statement can be guaranteed, and actual results may differ materially from those projected.

New factors emerge from time-to-time and it is not possible for the Company to predict all such factors, nor can the Company assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Risks include the risks and uncertainties identified and discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. Forward-looking statements included in this press release are based on information available to the Company as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law.

Important Information and Where to Find It

The Company has mailed to its stockholders of record as of October 16, 2023 a definitive proxy statement (the “Reorganization Proxy Statement”) for an annual meeting of stockholders to be held on December 5, 2023 to approve the Reorganization, a reverse stock split, and other annual meeting proposals as described in the Reorganization Proxy Statement (collectively, the “Reorganization and Annual Meeting Proposals”).

No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act. In connection with the Reorganization, Blüm has filed a definitive prospectus of Blüm, and the Company and Blüm may file with the SEC other relevant documents in connection with the proposed Reorganization. THE COMPANY’S STOCKHOLDERS ARE URGED TO CAREFULLY READ THESE DOCUMENTS AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS, WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN AND WILL CONTAIN IMPORTANT INFORMATION REGARDING THE REORGANIZATION. Investors may obtain a free copy of Blüm’s definitive prospectus and the Company’s Reorganization Proxy Statement, as well as other filings containing information about the Company, Blüm and the Reorganization, from the SEC at the SEC’s website at http://www.sec.gov. In addition, copies of Blüm’s definitive prospectus and the Company’s Reorganization Proxy Statement, as well as other filings containing information about the Company, Blüm and the Reorganization can be obtained without charge by sending a request to Unrivaled Brands, Inc., 3242 S. Halladay Street, Suite 202, Santa Ana, California 92705; by calling 678-570-6791; or by accessing them on the Company’s investor relations web page at https://ir.unrivaledbrands.com/sec-filings.

Contact:

Jason Assad

LR Advisors LLC.

jassad@unrivaledbrands.com

678-570-6791

2